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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               October 22, 1998
               Date of Report (date of earliest event reported)


                        Commission File Number 0-20835


                             THE LEAP GROUP, INC.
            (Exact name of registrant as specified in its charter)


           Delaware                                      36-4079500
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                    22 W. Hubbard Street, Chicago, IL 60610
          (Address of principal executive office, including zip code)

                                (312) 494-0300
             (Registrant's telephone number, including area code)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On October 22, 1998, The Leap Group, Inc. (the "Company") and its subsidiaries completed the sale to Young & Rubicam, Inc. of various assets ("the Asset Sale") of its wholly-owned subsidiary, One World Communications, Inc. ("One World") and the AT&T account of the Company's wholly-owned subsidiary, YAR Communications, Inc. ("YAR") for $6.8 million in cash plus the assumption of certain liabilities.

The disposition was made pursuant to the Asset Purchase Agreement dated as of September 30, 1998, between the Company, Young & Rubicam, Inc., One World, and YAR. The assets and liabilities involved in the transaction included, among other things, accounts receivable, work in progress, fixed assets, other current and non-current assets, accounts payable and other current and non-current liabilities.

Certain assets and liabilities related to the One World business and the YAR AT&T account have been retained by the Company, principally the related goodwill which will be retired in connection with the disposition, and income tax liabilities pertaining to pre-closing periods.

The divestiture of One World and the AT&T account at YAR will provide capital to the Company for the purpose of increasing Internet-related revenue streams. The Internet sector is an important part of the Company's growth strategy and the Company is making a conscious decision to redirect resources in that direction.

AT&T Corporation, a major client of both One World and YAR, recently made across the board reductions in its marketing programs for calendar year 1998 to reduce costs and has indicated that cost control pressures are likely to continue in the future. AT&T also indicated that it would be making efforts to consolidate its advertising and marketing business, reducing its number of agency suppliers.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (b) Unaudited pro forma financial information with respect to the Asset Sale of One World and the YAR AT&T account is attached as an exhibit to this Form 8-K.

     (c) Exhibits (listed by numbers corresponding to the provisions of Item 601 of Regulation S-K)

               (2) Asset Purchase Agreement dated as of September 30, 1998 between The Leap Group, Inc., Young & Rubicam, Inc., One World Communications, Inc., and YAR Communications, Inc.

               (99) Unaudited pro forma financial information of the Company with respect to the Asset Sale.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE LEAP GROUP, INC.
                                       (Registrant)


Date: November 6, 1998                 By: /s/ Frederick A. Smith
                                           ------------------------------
                                           Frederick A. Smith
                                           Chief Executive Officer and
                                           Acting Chief Financial Officer
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                                 EXHIBIT INDEX

Exhibit
Number         Exhibit Description

(2)            Asset Purchase Agreement dated September 30, 1998, between The
               Leap Group, Inc., Young & Rubicam, Inc., One World
               Communications, Inc. and YAR Communications, Inc.

(99) Unaudited pro forma financial information of the Company with respect to the Asset Sale.